                                                             Page 27 of 36 Pages

                                                                       EXHIBIT 3


                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated December 31, 1996 by and between Devon Energy Corporation, an Oklahoma corporation (the "Company"), and Kerr-McGee Corporation, a Delaware corporation ("Security Holder").

                              W I T N E S S E T H:

     WHEREAS, the Company and Security Holder have entered into an Agreement and Plan of Merger dated as of October 17, 1996 (the "Merger Agreement") which provides, among other things, for the execution of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement the parties hereto agree as follows:

     Section 1. Definitions. The terms defined in this Section, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Terms not defined in this Agreement, and defined in the Merger Agreement have the meanings assigned them in the Merger Agreement.

     "Agreement" shall mean this Registration Rights Agreement.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Common Stock" shall mean the Company's authorized Common Stock, par value $.10 per share.

     "Company" shall mean Devon Energy Corporation, an Oklahoma corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

     "Evergreen Registration Statement" shall mean a Registration Statement filed pursuant to Rule 415, or any successor rule under the Securities Act, relating to an offering on a continuous or delayed basis and which may, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, be amended by the incorporation by reference of information required to be included in (x) or (y) above contained in periodic reports filed pursuant to Section 13 or 15 (d) of the Exchange Act in the Registration Statement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Exchangeable Security" shall mean a security of any type, including but not limited to debt, equity, warrants or other rights, issued by Security Holder at any time after the second anniversary of this Agreement and which includes or represents the right to acquire Registrable Securities from Security Holder upon exchange, conversion or exercise thereof; provided that such security shall confer on Security Holder the right to suspend the right of the holder of such security to exchange, convert or exercise such security to the extent necessary for Security Holder to comply with the terms of Section 2.D. of this Agreement; and provided further that the right to exchange or convert into, or exercise for, Registrable Securities shall be limited to a period of seven years commencing upon issuance of the Exchangeable Security.

     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

     "Registrable Securities" shall have the meaning subscribed thereto in
Section 2.A.

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                                                             Page 28 of 36 Pages

     "Registration" shall mean the registration under the Securities Act of Registrable Securities pursuant to either Section 2.A hereof or 2.B hereof.

     "Registration Statement" shall mean a registration statement filed under the Securities Act or a similar document filed pursuant to any other statute then in effect corresponding to the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Security Holder" shall mean Kerr-McGee Corporation, a Delaware corporation, its permitted assigns, or any affiliate thereof holding Common Stock or any successor corporation to any of the foregoing by merger or consolidation or otherwise.

     Section 2. Registration Rights.

     A. Required Registration. If the Company shall receive a written request from Security Holder requesting that the Company file a Registration Statement relating to a Public Offering of shares of Common Stock owned by Security Holder ("Registrable Securities"), the Company will as promptly as practicable prepare and file a Registration Statement and use its best efforts to cause the Registration Statement to become effective; subject, however, to the following provisions:

          (1) the Company shall be required to file no more than three (3) Registration Statements on behalf of Security Holder pursuant to this
     Section 2.A;

          (2) the Company shall not be obligated to file a requested
     Registration:

             (i) in the event that the aggregate number of Registrable Securities to be included in such requested Registration is less than five percent (5%) of the issued and outstanding Common Stock;

             (ii) from the time it gives notice to Security Holder, provided such notice is given prior to time of receipt by Devon of Security Holder's request to file a Registration Statement, that it is preparing to file a Registration Statement other than for the account of Security Holder until 60 days after the Registration Statement has been declared effective by the SEC; provided, the Company shall use its best efforts to cause such Registration Statement to be declared effective as promptly as practicable; and, provided further, the obligation to file a Registration Statement on behalf of Security Holder shall be reinstated if the Company does not file a Registration Statement within 30 days after giving the notice referred to above; or

             (iii) for a period from the time the Company gives Security Holder notice, provided such notice is given prior to time of receipt by Devon of Security Holder's request to file a Registration Statement, that the Company is conducting negotiations for a material business combination or that there is a material development or event pending which has not yet been publicly disclosed and as to which the Company believes disclosure will be prejudicial to the Company until the earlier of (a) 120 days after the notice with respect to a material business combination or 90 days after the notice with respect to a material development or event; (b) the public announcement of the combination, development or event referred to above; or (c) the time the Company gives Security Holder notice that suspension of its obligation is no longer required.

          (3) a Registration Statement filed pursuant to a request of Security Holder shall first include all Registrable Securities requested to be included by Security Holder and, only after such inclusion, may, include securities of the Company being sold for the account of the Company or other security holders; provided, however, that securities to be offered on behalf of the Company or such other security holders will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Public Offering of Registrable Securities on behalf of Security Holder, such inclusion will not materially adversely affect the distribution of Registrable Securities on behalf of Security Holder;

          (4) the selection of an underwriter for a Public Offering of Registrable Securities by Security Holder shall be subject to the approval of the Company, which shall not be unreasonably withheld; and

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                                                             Page 29 of 36 Pages

          (5) for purposes of paragraph (1) of this Subsection A, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, but the Registration Statement is withdrawn by Security Holder due to a delay in the offering requested by the Company, then no requested Registration Statement shall be deemed to have been filed.

     B. Incidental/"Piggy-back" Registration. If the Company at any time proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Subsection A of this Section) under the Securities Act relating to a Public Offering of Common Stock to be sold for cash that would permit the registration of Registrable Securities, it will give Security Holder as much advance notice, in writing, as is reasonably practicable under the circumstances, but in any event not less than 5 days, before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered. The notice shall offer to include in such filing such amount of Registrable Securities as Security Holder may request. If Security Holder wishes to have Registrable Securities registered pursuant to this Subsection B, it shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company (or such shorter period, but in any event not less than 5 days, as the Company shall specify in its notice to Security Holder), setting forth the amount of Registrable Securities for which Registration is requested. If the managing underwriter of the proposed Public Offering of Common Stock by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Registrable Securities requested by Security Holder to be included in the Registration Statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company, then the Company shall so advise the Security Holder and the number of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company and then pro rata among the shareholders (including Security Holder) whose shares are to be included in such Registration Statement. If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the underwriter.

     Any Registrable Securities excluded or withdrawn from such underwriting shall nevertheless be included in any Registration Statement (but not the underwriting) filed pursuant to this Subsection B during the first two years after the date of this Agreement in an amount not to exceed 5% of the issued and outstanding Common Stock; provided, the Registrable Securities so included may be offered and sold only during a 90 day period commencing on the last day of any period during which "Affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of the Company have agreed not to dispose of Common Stock in accordance with the underwriting agreement.

     Any obligation of the Company to effect a Registration pursuant to this Subsection B shall be conditioned upon Security Holder entering into an underwriting agreement with the Company and the managing underwriters of the registered offering of the type described in paragraph (10) of Subsection C.

     C. Registration Procedures. If the Company is required by the provisions of Subsections A or B of this Section 2 to effect the Registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (1) Prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and, subject to paragraph (2) of this Subsection C, remain effective.

          (2) Keep such Registration effective, and the prospectus used in connection therewith, current for a period of ninety (90) days or until the Security Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Selling Period"); provided, however, that (a) the Selling Period shall be extended for a period of time equal to any period that Security Holder refrains from selling any securities included in such registration (i) pursuant to an agreement between Security Holder and an underwriter of Common Stock at the request of the Company in order to facilitate the Company's offering thereunder or (ii) pursuant to paragraph 8 of this Subsection C and in the case of a registration which includes Registrable Securities in accordance with

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                                                            Page 30 of 36 Pages

     the penultimate paragraph in Subsection B of this Section 2, the Selling Period shall be extended for the period contemplated thereby; provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement.

          (3) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such prospectus current in compliance with Section 10 of the Securities Act, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such Registration Statement whenever Security Holder shall desire to sell or otherwise dispose of the same, and provide Security Holder with copies of any correspondence with the Commission, or copies of memoranda relating to oral communications with the Commission, with respect to any request by the Commission for any amendment of or supplement to the Registration Statement or the prospectus included therein or for additional information; provided, however, that the Company shall have no obligation under this paragraph (3) after the period required by paragraph (2) of this Subsection C has lapsed.

          (4) Furnish to Security Holder such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Security Holder may reasonably require in order to facilitate the public offering, sale or other disposition of the Registrable Securities owned by Security Holder.

          (5) Use its best efforts to register or qualify the Common Stock covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as Security Holder shall reasonably request (excluding however any jurisdiction in which the filing would subject the Company to additional tax liability, and any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification which consent would not be required but for this paragraph (5)), and do such other acts and things as may be required to enable Security Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by Security Holder.

          (6) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall ratify the provisions of Section 11(a) of the Securities Act.

          (7) Immediately notify Security Holder at any time when a prospectus is required to be delivered under the Securities Act within the Selling Period referred to in paragraph (2) of this Subsection C, of the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of Security Holder to promptly prepare and furnish to Security Holder a number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such

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                                                            Page 31 of 36 Pages

     notice, Security Holder shall immediately suspend use of the prospectus and the Selling Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Security Holder shall have received the copies of such supplemented or amended prospectus.

          (8) In the event that, in the judgment of the Company, it is advisable to suspend use by Security Holder of a prospectus relating to an offering of Registrable Securities, other than a Public Offering, because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice in writing to the effect of the foregoing and, upon receipt of such notice, the Security Holder shall not use the prospectus, and the Selling Period shall cease to run or will not commence, until such Security Holder has received copies of the supplemented or amended prospectus provided for in paragraph 3 of this Section C, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; provided that the duration of such suspension shall not exceed 30 days. The Company will use its best efforts to ensure that the use of the prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of (x) public disclosure of such material business combination or pending material development or event sufficient to permit an affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

          (9) Use its best efforts to list such Registrable Securities on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

          (10) Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters and customary representations and warranties and customary provisions for mutual indemnification and contribution between the Company and the underwriters for Security Holder) and take such other actions as Security Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

          (11) Make available for inspection by Security Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Security Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information requested by Security Holder, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration Statement.

     D. Exchangeable Securities. In lieu of one of the Registration Statements to which Security Holder is entitled pursuant to Section 2.A. hereof, after written request from Security Holder the Company shall file one Evergreen Registration Statement for registration of Registrable Securities deliverable by Security Holder pursuant to the terms of an offering of Exchangeable Securities (including the sale of the Registrable Securities by Security Holder on the redemption or maturity of the Exchangeable Securities), and use its best efforts to cause the Registration Statement to become effective.

     The terms of the Exchangeable Securities will provide that the conversion, exercise or exchange right may only be utilized (x) during the calendar month of April in any year that the Exchangeable Securities are outstanding and (y) during the 30 days ending on the maturity or redemption of the Exchangeable Securities; provided, there shall be only one conversion, exercise or exchange period in any calendar year.

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                                                             Page 32 of 36 Pages

     E. Expenses; Limitations on Registration. All Commission and blue sky filing fees and underwriting discounts and commissions attributable to securities offered on behalf of Security Holder, and the fees and expenses of separate counsel for Security Holder, incurred in connection with effecting a Registration pursuant to this Section 2 shall be borne by Security Holder. Printing expenses of a prospectus which includes Registrable Securities shall be borne by the Company and each shareholder (including Security Holder) whose shares are included in the Registration Statement in proportion to the number of shares being offered by each. All other expenses incurred in connection with the Registration Statement shall be borne by the Company.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities which are to be registered at the request of Security Holder that Security Holder shall furnish to the Company such information regarding the securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     F. Indemnification. (1) In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Section 2, the Company agrees to indemnify and hold harmless Security Holder, its directors, officers and employees, and each other Person, if any, who controls Security Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Security Holder or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Security Holder or such director, officer, employee or controlling Person for legal or any other expenses reasonably incurred by Security Holder or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Security Holder stating that it is specifically for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus if such untrue statement or alleged untrue statement or omission or alleged omission has been the subject of a notice given to Security Holder pursuant to paragraph (7) of Subsection (C) if Security Holder after receipt of such notice and prior to the receipt of a corrected prospectus sold a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof form Security Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Security Holder or such director, officer, employee or participating Person or controlling Person, and shall survive the transfer of such securities by Security Holder.

     (2) Security Holder agrees to indemnify and hold harmless the Company, its directors, officers and employees and each other Person, if any, who controls the Company against any losses, claims, damages or liabilities joint or several, to which the Company or any such director, officer, or employee or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such alleged untrue

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                                                           Page 33 of 36 Pages

statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Security Holder specifically stating it is for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

     (3) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Subsection E, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection E to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense at such indemnified party's expense unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

     (4) Indemnification similar to that specified in the preceding paragraphs of this Subsection E shall be given by the Company and Security Holder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

     (5) If the indemnification provided for in this Subsection E is unavailable or insufficient to hold harmless an indemnified party under paragraphs (1) or
(2) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (1) or (2) above, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Security Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Security Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Security Holder agree that it would not be just and equitable if contributions pursuant to this paragraph (5) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (5). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (5) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (3) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph (5). Notwithstanding the provisions of this paragraph (5), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact which relates to information other than information supplied by Security Holder, Security Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable

                                                           Page 34 of 36 Pages

Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages which Security Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (5) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (5), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (3) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this paragraph
(5) to the extent such omission is not prejudicial.

     G. Public Availability of Information. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Security Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Security Holder, the Company will deliver to Security Holder a written statement as to whether it has complied with such requirements.

     H. Supplying Information. The Company shall cooperate with Security Holder in supplying such information as may be necessary for Security Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

     I. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

     Section 3. Representations and Warranties of the Company. The Company represents and warrants to Security Holder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Security Holder is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors, rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     Section 4. Representations and Warranties of Security Holder. Security Holder represents and warrants to the Company that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Security Holder and the consummation by Security Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Security Holder and no other corporate proceedings on the part of Security Holder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Security Holder and constitutes a valid and

                                                           Page 35 of 36 Pages

binding obligation of Security Holder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Security Holder in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     Section 5. Stock Rights and Restrictions Agreement. This Agreement shall be in all respects subject to the terms and conditions of the Stock Rights and Restrictions Agreement between the parties hereto and of even date herewith.

     Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Security Holder, to:

        Kerr-McGee Corporation
        P.O. Box
        Oklahoma City, Oklahoma 73125

        Attention: General Counsel

    with a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York 10017-3954

        Attention: David Chapnick
        Facsimile No: (212) 455-2502

    (b) if to the Company, to:

        Devon Energy Corporation
        20 North Broadway, Suite 1500
        Oklahoma City, Oklahoma 73102-8260

        Attention: J. Larry Nichols, President
        Facsimile No.: (405) 552-4550

    with a copy to:

        McAfee & Taft A Professional Corporation
        10th Floor, Two Leadership Square
        Oklahoma City, Oklahoma 73102-7103

        Attention: Jerry A. Warren, Esq.
        Facsimile No.: (405) 235-0439

     Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     Section 6. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

                                                           Page 36 of 36 Pages

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                                            DEVON ENERGY CORPORATION


                                            By
                                                /s/ J. LARRY NICHOLS
                                               --------------------------------
                                               J. Larry Nichols
                                               President and Chief Executive
                                               Officer

                                            KERR-MCGEE CORPORATION


                                            By  /s/ LUKE R. CORBETT
                                               --------------------------------
                                               Luke R. Corbett, President and
                                               Chief Operating Officer